© 2025 SEI® 1 Investor Relations Contact: Media Contact: Brad Burke Leslie Wojcik SEI SEI +1 610-676-5350 +1 610-676-4191 bburke2@seic.com lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Increases Stock Share Repurchase Program by $650 Million OAKS, Pa., Oct. 24, 2025 – The Board of Directors of SEI Investments Company approved an increase in its stock repurchase program by an additional $650 million, increasing the available authorization under the program to approximately $773.2 million, which includes $123.2 million as of October 20, 2025 remaining under the company’s existing share repurchase authorization. About SEI® SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of Sept. 30, 2025, SEI manages, advises, or administers approximately $1.8 trillion in assets. For more information, visit seic.com. ### Press release.